Michael J. Woodall
Chief of Operations	One Post Office Square
Putnam Investor Services	Boston, MA 02109

May 2018

Dear Putnam Shareholder:

We need your immediate attention on an important matter.

We are writing to you again because we have not yet received your vote on a proposal related to your investment in Putnam Absolute Return 100 Fund.

Please vote promptly in one of three ways:

Please refer to your proxy card for specific instructions on how to vote. Call 1-833-786-5510 with any questions regarding the proposal.

Thank you for your assistance in this matter. Your prompt vote will reduce the need for additional mailings.

Sincerely,

311435 4/18